Exhibit (21)

                              LA-Z-BOY INCORPORATED
                              LIST OF SUBSIDIARIES


Subsidiary                                                    Jurisdiction of
                                                                Incorporation

La-Z-Boy Canada, Ltd.                                         Ontario, Canada

Kincaid Furniture Company, Incorporated                       Delaware

La-Z-Boy Export, Ltd.                                         Barbados

LZB Finance, Inc.                                             Michigan

England/Corsair, Inc.                                         Michigan

LZB Properties, Inc.                                          Michigan

LZB Florida Realty, Inc.                                      Michigan

Centurion Furniture, plc                                      United Kingdom

Distincion Muebles, Sa de C.V.                                Mexico

Sam Moore Furniture Industries, Inc.                          Virginia

La-Z-Boy Logistics, Inc.                                      Michigan

Bauhaus U.S.A., Inc.                                          Mississippi

Alexvale Furniture, Inc.                                      North Carolina

LADD Furniture, Inc.                                          North Carolina

American Furniture Company, Incorporated                      Virginia

Clayton-Marcus Company, Inc.                                  North Carolina

LADD Contract Sales Corporation                               North Carolina

Pennsylvania House, Inc.                                      North Carolina

Pilliod Furniture, Inc.                                       North Carolina

LADD Transportation, Inc.                                     North Carolina



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LFI Capital Management, Inc.                                  Delaware

Redd Level, Ltd.                                              Delaware

LADD International Sales Corporation                          Barbados

LZB Thailand, Ltd.                                            Thailand


All other subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary and therefore have been omitted from this exhibit.

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